EXHIBIT 4.2

WARRANT TO PURCHASE SHARES OF COMMON STOCK
OF
VERITEX HOLDINGS, INC.
A TEXAS CORPORATION

Warrant No. [•]

THESE SECURITIES ARE NOT SAVINGS OR DEPOSIT ACCOUNTS, AND THEY ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (“FDIC”), BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE TEXAS DEPARTMENT OF BANKING, FDIC OR THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

1.  Basic Terms.  For value received, the registered owner is entitled, subject to the terms and conditions of this Warrant to purchase the number of shares of the Common Stock, par value $0.01 (“Common Stock”), of Veritex Holdings, Inc., a Texas corporation (the “Company”), from the Company at the exercise price shown below, on delivery of this Warrant to the Company with the exercise form duly executed and payment of the purchase price (in cash, by check payable to the order of the Company, or through forfeit of shares to be acquired pursuant to this Warrant) for each share purchased.

Registered Owner:	[•]

Number of Shares:	[•]

Exercise Price:	Eleven Dollars ($11.00) per share.

Expiration Date:	The warrants were granted on December 23, 2013 and will expire at 5:00 p.m., Dallas, Texas time, on December 31, 2023, unless terminated sooner under Paragraph 12 of this Warrant.

2.  Company’s Covenants as to Common Stock.  Shares deliverable on the exercise of this Warrant shall, at delivery, be fully paid and nonassessable, free from taxes, liens and charges with respect to their purchase.  The Company shall take any necessary steps to assure that the par value per share of the Common Stock is at all times equal to or less than the then current Warrant purchase price per share of the Common Stock issuable pursuant to this Warrant.  The Company shall at all times reserve and hold available, free from preemptive rights, sufficient shares of Common Stock to satisfy all conversion and purchase rights of outstanding convertible securities, options and warrants.

3.  Method of Exercise; Fractional Shares; Cashless Exercise.  The purchase rights represented by this Warrant are exercisable at the option of the registered owner in whole or in part, at any time and from time to time, provided, however, that purchase rights are not exercisable with respect to a fraction of a share of Common Stock.  In lieu of issuing a fraction of a share remaining after exercise of this Warrant as to all full shares covered hereby, the

Company shall pay therefor cash equal to the value of such fractional share, as determined by the Board of Directors of the Company.  In case of the exercise of this Warrant for less than all the shares purchasable, the Company shall cancel the Warrant and execute and deliver a new Warrant of like tenor and date for the balance of the shares purchasable.  In the event that the registered owner elects to exercise this Warrant, in whole or in part, then on receipt of written notice of exercise, the Company may, in its sole discretion and in lieu of receiving payment in whole or in part of the purchase price in cash or check, elect to withhold from the total number of shares to be issued to the registered owner pursuant to the exercising of the Warrant the number of shares of Common Stock the fair market value of which is equal to the aggregate exercise price of the shares of Common Stock issuable upon the exercise of the Warrant.  The fair market value of the shares of Common Stock shall be reasonably determined by the Board of Directors of the Company in good faith and consistent with the  current practices and methodology used by the Company as part of its annual valuation of non-marketable minority shares of Common Stock.

4.  Adjustment of Shares Purchasable.  The number of shares purchasable hereunder and the purchase price per share are subject to adjustment from time to time as specified in this Warrant.

5.  Limited Rights of Owner.  This Warrant does not entitle the owner to any voting rights or other rights as a shareholder of the Company, or to any other rights whatsoever except the rights herein expressed.  No dividends are payable or will accrue on this Warrant or the shares purchasable hereunder until, and except to the extent that, this Warrant is exercised.

6.  Exchange for Other Denominations.  The Warrant is exchangeable, on its surrender by the registered owner to the Company, for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of shares purchasable hereunder in denominations designated by the registered owner at the time of surrender.

7.  Transferability.  This Warrant may be assigned or otherwise transferred to an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”) subject to and in compliance with the Securities Act and other applicable Federal and state laws; provided that the registered owner requests and receives prior written consent from the Company, such consent will not be unreasonably withheld.  Except as provided in this Section 7, this Warrant shall not be assignable or otherwise transferable except by will or by the laws of descent and distribution.

8.  Recognition of Registered Owner.  Prior to due presentment for registration of transfer of this Warrant, the Company may treat the registered owner as the person exclusively entitled to receive notices and otherwise to exercise rights hereunder.

9.  Effect of Stock Split, Etc.  If the Company, by stock dividend, split, reverse split, reclassification of shares, or otherwise, changes as a whole the outstanding Common Stock into a different number or class of shares, then: (1) the number and class of shares so changed shall, for the purposes of this Warrant, replace the shares outstanding immediately prior to the change; and (2) the Warrant purchase price in effect, and the number of shares purchasable under this Warrant, immediately prior to the date upon which the change becomes effective, shall be proportionately adjusted (the price to the nearest cent).  Irrespective of any adjustment or change in the Warrant purchase price or the number of shares purchasable under this or any other Warrant of like tenor, the Warrants theretofore issued may continue to express the Warrant purchase price per share and the number of shares purchasable as the Warrant purchase price per share and the number of shares purchasable were expressed in the Warrants when initially issued.  The determination of the Board of Directors of the Company as to the appropriate adjustments, if any, shall be final and binding on all holders of Warrants.

10.  Effect of Corporate Transactions.  If the Company consolidates with or merges into another corporation, the registered owner shall thereafter be entitled on exercise to purchase with respect to each share of Common Stock purchasable hereunder immediately before the consolidation or merger becomes effective, the securities or other consideration to which a holder of one share of Common Stock is entitled in the consolidation or merger without any change in or payment in addition to the Warrant purchase price in effect immediately prior to the merger or consolidation.  The Company shall take any necessary steps in connection with a consolidation or merger to assure that all provisions of this Warrant shall thereafter be applicable, as nearly as reasonably may be, to any securities or other consideration so deliverable on exercise of this Warrant.  A sale or lease of all or substantially all the assets of the Company for a consideration (apart from the assumption of obligations) consisting primarily of securities is a consolidation or merger for the foregoing purposes.

11.  Notice of Adjustment.  On the happening of an event requiring an adjustment of the Warrant purchase price per share or the number of shares purchasable hereunder, the Company shall forthwith give written notice to the registered owner stating the adjusted Warrant purchase price and the adjusted number and kind of securities or other property purchasable hereunder resulting from the event and setting forth in reasonable detail the method of calculation and the facts upon which the calculation is based.  The Board of Directors of the Company, acting in good faith, shall determine the calculation, and such determination shall be final and binding.

12.  Notice and Effect of Dissolution, Etc.  In case a voluntary or involuntary dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger covered by Paragraph 10 above) is at any time proposed, the Company shall give at least 30 days’ prior written notice to the registered owner.  Such notice shall contain:  (1) the date on which the transaction is to take place; (2) the record date (which shall be at least 30 days after the giving of the notice) as of which holders of Common Stock will be entitled to receive distributions as a result of the transaction; (3) a brief description of the transaction; (4) a brief description of the distributions to be made to holders of Common Stock as a result of the transaction; and (5) an estimate of the fair value of the distributions.  On the date of the transaction, if it actually occurs, this Warrant and all rights hereunder shall terminate.

13.  Method of Giving Notice; Extent Required.  Notices shall be given by first class mail, postage prepaid, addressed to the registered owner at the address of the owner appearing in the records of the Company.  No notice to Warrant holders is required except as specified in Paragraphs 11 and 12.

14.  Compliance With Laws and Regulations.  The Warrant, the transfer of the Warrant and the purchase of shares hereunder, and the obligation of the Company to sell and deliver shares pursuant to exercise of the Warrant, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required.  The Company (or any successor) shall not be required to issue or deliver any certificates for shares of Common Stock (or other securities) prior to the completion of any registration or qualification of such shares under any federal or state law or issuance of any ruling, order, approval or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.  The registered owner agrees to enter into such written representations, warranties and agreements as the Company may request in order to comply with applicable laws, regulations or other requirements.  All sales, transfers and other disposition of this Warrant or securities acquired upon exercise of the Warrant must be made in conformity with the applicable federal and state laws, rules and regulations, and the Company shall not be required to recognize any sale, transfer or other disposition not made in conformity with such laws, rules or regulations.  Compliance with the provisions of such laws, rules and regulations is the responsibility of transferor.

15.  Restricted Securities.  The securities represented by this certificate have not been registered under the Securities Act or any state securities laws (collectively, the “Acts”).  The securities have been acquired for investment and may not be sold or offered for sale in the absence of an effective registration statement for the securities under the Acts or an opinion of counsel satisfactory to the Company that such registration is not required.

16.  Governing Law.  This Warrant shall be governed by and construed in accordance with the laws of the State of Texas and, to the extent applicable, federal law.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by a duly authorized officer.

Dated effective as of December 23, 2013.

VERITEX HOLDINGS, INC.

By:
Name: C. Malcolm Holland
Title: Chief Executive Officer

ATTEST:

By:
Name:
Title:

[Signature Page to Warrant]

ASSIGNMENT FORM

(To be executed by the registered owner
to transfer the Warrant)

For value received the undersigned hereby sells, assigns and transfers to [•] (Name), [•] (Address) this Warrant, together with all right, title and interest therein, and irrevocably appoints [•] attorney (with full power of substitution) to transfer this Warrant on the books of the Company.

Date:
(Please sign exactly as name appears on Warrant)

Social Security or Taxpayer ID No.:

In the presence of:	Signature guaranteed by:

FORM OF NOTICE OF EXERCISE

(To be executed by the registered owner to purchase
Common Stock pursuant to the Warrant)

Veritex Holdings, Inc.

The undersigned pursuant to the provisions set forth in the attached Warrant, hereby:  (1) irrevocably subscribes for [•] shares of your Common Stock pursuant to this Warrant and encloses the payment of $[•] therefor; (2) requests that a certificate for the shares be issued in the name(s) indicated below and delivered to the indicated address(es) below; and (3) requests, if such number of shares is not all of the shares purchasable hereunder, that a new Warrant of like tenor for the balance of the remaining shares purchasable hereunder be issued in the name of the undersigned and delivered to the undersigned at the address below.

Date: [•], 20[•]	By:
Name:
Title:
(Please sign exactly as name appears on Warrant)

Address:

Social Security or Taxpayer ID No.:

Name(s) in which shares are
to be registered and address(es)
Please Print or Type

Name	Name

Street Address or Post Office Box	Street Address or Post Office Box

City State Zip Code	City State Zip Code

Social Security Number/Taxpayer	Social Security Number/Taxpayer
Identification Number (If Applicable)	Identification Number (If Applicable)

If certificates are to be issued in more than one name, please specify.  If certificates are to be issued in the name of one person for the benefit of another, please indicate whether registration should be as trustee or custodian for such other person, and provide full details.